CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A, No. 333-122847) of our reports dated December 29, 2014, on the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund, and Neuberger Berman Long Short Multi-Manager Fund, and our reports dated December 19, 2014, on the financial statements and financial highlights of Neuberger Berman Flexible Select Fund, Neuberger Berman Global Allocation Fund, Neuberger Berman Inflation Managed Fund (formerly, Neuberger Berman Inflation Navigator Fund), and Neuberger Berman Risk Balanced Commodity Fund (six of the series constituting Neuberger Berman Alternative Funds), included in the October 31, 2014 Annual Reports to Shareholders of Neuberger Berman Alternative Funds.

    /s/ Ernst & Young LLP

Boston, Massachusetts
 February 24, 2015